Exhibit 23.3

CONSENT OF COUNSEL

        We hereby consent to the reference to this firm and our opinion filed as Exhibit 5 to the Registration Statement on Form S-8 (Registration No. 333-69385) of Conexant Systems, Inc. and to the inclusion of the summary of our opinion under the caption “Tax Consequences” in the Prospectus related to this Registration Statement on Form S-8 filed by Conexant Systems, Inc. in respect of the Conexant Systems, Inc. Directors Stock Plan.

CHADBOURNE & PARKE LLP

30 Rockefeller Plaza
New York, New York 10112
December 16, 2003